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                                                                   Exhibit 10(a)


                        DRESDNER RCM CAPITAL FUNDS, INC.

                                POWER OF ATTORNEY

The persons whose signatures appear below hereby authorize Anthony Ain, Robert
J. Goldstein, Jennie W. Klein and Karin L. Brotman, or any of them, as attorney-in-fact, with full power and authority, in his or her discretion, to execute, deliver, in his or her capacity, and in the capacity stated below, any registration statement or amendment to a registration statement (including post-effective amendments) and to file the same, with all exhibits thereto, with the Securities and Exchange Commission and any other regulatory agency.

The Power of Attorney hereby is effective immediately and will continue until it is revoked. By accepting or acting under the appointment, the agent assumes the fiduciary and other legal responsibilities of an agent.

IN WITNESS WHEREOF, this Power of Attorney is executed on April 14, 2000.



/s/DeWitt F. Bowman                                  /s/George G.C. Parker
DeWitt F. Bowman                                     George G.C. Parker
Director                                             Director



/s/Pamela A. Farr                                    /s/George A. James
Pamela A. Farr                                       George A. James
Director                                             Director



/s/Kenneth E. Scott                                  /s/John A. Kriewall
Kenneth E. Scott                                     John A. Kriewall
Director                                             Director